Rand Capital Corporation ● 2200 Rand Building ● Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Announces Closing of Stock Purchase Transaction for
$25 Million Strategic Investment by East Asset Management

Adam Gusky, Chief Investment Officer of East Asset Management and
Ben Godley, Chief Executive Officer of CDP, join Rand’s Board of Directors

BUFFALO, NY, November 11, 2019 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or “Rand Capital” or the “Company”), a business development company, announced that it closed on the previously announced transaction with East Asset Management (“EAM”). The transaction included a $25 million strategic investment in Rand by EAM, in exchange for approximately 8.3 million shares of Rand common stock. The investment was comprised of approximately $15.5 million of cash and $9.5 million of portfolio assets. Concurrent with the closing of the transaction, Rand’s management and staff became employees of Rand Capital Management, LLC (“RCM”), a registered investment adviser that has been retained by Rand as its external investment adviser.

In conjunction with the closing, the Board welcomed two new directors proposed by EAM. The new directors are Adam Gusky, Chief Investment Officer of EAM, and Ben Godley, Chief Executive Officer of Contributor Development Partnership (“CDP”).

Erland (“Erkie”) Kailbourne, Chairman of the Board of Rand Capital, commented, “This is a very exciting day for Rand and all of its stakeholders. The closing of this strategic and transformational transaction marks the beginning of a new chapter for Rand, one which we anticipate will be marked by growth and strengthening shareholder value. We welcome Adam and Ben to our Board and look forward to drawing on their vast business expertise and experiences, as we focus on expanding Rand’s investment activities in the future.”

Adam Gusky is the Chief Investment Officer of EAM. EAM, formed in 2010, is dedicated to investing in private and public market securities and has formed multiple investment vehicles that provide capital to a variety of industries including energy, media, real estate, hospitality, sports and entertainment. EAM has developed a unique and proprietary network for sourcing investment opportunities, including opportunities in the private credit/current yield space, leveraging both its in-house and affiliated investment talent and capabilities. EAM is an entity owned by Terry and Kim Pegula, owners of Pegula Sports & Entertainment, the company streamlining key business areas across all Pegula family-owned sports and entertainment properties including the Buffalo Bills, Buffalo Sabres, Buffalo Bandits, Rochester Americans, Rochester Knighthawks, LECOM Harborcenter, Black River Entertainment, ADPRO Sports, PicSix Creative agency and numerous hospitality properties. Mr. Gusky has been with EAM since 2010. He is a graduate of Duke University (Class of 1997), where he was a scholarship tennis player and part of three ACC Championship teams. Mr. Gusky started his career at CNN/Sports Illustrated then moved to a small public wireless tower construction company (o2 Wireless). He then returned to Duke to coach the women’s tennis team while getting his MBA at Fuqua School of Business (Class of 2006). Adam lives with his wife, Ansley, and son in Delray Beach, FL.

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Rand Capital Announces Closing of Stock Purchase Transaction for $25 Million Strategic Investment
by East Asset Management

November 11, 2019

Ben Godley founded CDP and became its CEO in 2018. CDP is a public benefit corporation focused on improving the operational efficiency and revenue generation capacity of the public media system. This company provides outsourced marketing, data analytics, fundraising and technology services to more than 230 NPR and PBS stations nationwide. Prior to that, Mr. Godley was the Chief Operating Officer of WGBH, a public media organization and Boston’s local NPR station, and President of WGBH Business Services, where he was responsible for business strategy, financial, and day-to-day operational management of the $240 million, 950 employee educational non-profit. Prior to joining WGBH, he was Senior Advisor/Deputy National Finance Director on Mitt Romney’s 2008 presidential campaign, and a member of the Governor’s senior staff as Director of Governmental Affairs for the Commonwealth. Earlier in his career, Mr. Godley co-founded and was President and CEO of CGN Marketing & Creative Services and also held marketing and management roles at Hill & Knowlton and IBM.

Allen F. (“Pete”) Grum, President and Chief Executive Officer of Rand Capital, commented, “Over the past nearly two years, we have worked to consummate this transaction. We are thankful to all of our stakeholders for their support as we pursued this exciting strategic transformation. We look forward to effectively deploying the capital entrusted to us. We are confident that our new structure, with RCM as the external investment adviser to Rand, will reduce our asset-to-expense ratio going forward, enhancing our financial profile. I believe RCM and EAM are perfect partners for Rand.”

Adam Gusky added, “This transaction demonstrates our confidence in the potential of Rand, as well as our continued dedication to Buffalo and the Western New York region. With additional resources and an enhanced investment team, we are excited about Rand’s potential to deliver consistent shareholder value over time.”

The Company and its Board now intend to proceed with the steps necessary to transform Rand into a regulated investment company (“RIC”), which eliminates corporate-level U.S. federal income tax on annual earnings timely distributed to shareholders. To accomplish that, the Company intends to declare a special dividend that is equivalent to its accumulated earnings and profits, which is currently estimated to be approximately $17 million. The special dividend is expected to be in the form of Rand stock and cash, anticipated to occur in the first quarter of 2020. Going forward, Rand intends to adopt an ongoing regular cash dividend policy.

While it is currently the intention of the Company to declare and pay the special dividend to shareholders, any such dividend declaration and payment will require action of the Board based on relevant factors and considerations affecting the Company when under consideration. Rand cannot make assurances that the special dividend, or any other dividend or distribution, will be paid to shareholders, or that the Company will ever adopt a new dividend policy that includes regular cash dividends to shareholders.

About Rand Capital

Rand Capital (Nasdaq: RAND) is a Business Development Company (BDC) with a wholly-owned subsidiary licensed by the U.S. Small Business Administration (SBA) as a Small Business Investment Company (SBIC). Additional information can be found at the Company’s website where it regularly posts information: https://www.randcapital.com/.

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Rand Capital Announces Closing of Stock Purchase Transaction for $25 Million Strategic Investment
by East Asset Management

November 11, 2019

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the intention of Rand Capital and Rand Capital SBIC, Inc. (“Rand SBIC”) to elect to be taxed as a RIC for U.S. federal tax purposes; the intention to declare and pay a special cash and stock dividend; the expected timing for the payment of the special dividend; the estimated amount of the Company’s accumulated earnings and profits; the intention to adopt a new dividend policy that includes regular cash dividends to shareholders; the expected benefits of the transaction such as a lower expense-to-asset ratio for Rand Capital, availability of additional resources and an enhanced investment team; the competitive ability and position of Rand Capital; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the risk that Rand Capital and/or Rand SBIC may be unable to fulfill the conditions required in order to elect to be treated as a RIC for U.S. tax purposes; (2) uncertainty of the expected financial performance of Rand Capital following completion of the transaction; (3) failure to realize the anticipated benefits of the transaction; (4) the risk that the board of directors of Rand Capital is unable or unwilling to declare and pay the special cash and stock dividend or adopt a new dividend policy that includes the payment of regular cash dividends on a going forward basis; (5) evolving legal, regulatory and tax regimes; (6) changes in general economic and/or industry specific conditions; and (7) other risk factors as detailed from time to time in Rand Capital’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand Capital’s annual report on Form 10-K for the year ended December 31, 2018, later filed quarterly reports on Form 10-Q, the definitive proxy statement for the transactions and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand Capital’s current plans, estimates and beliefs. Except as required by applicable law, Rand Capital assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:
Allen F. (“Pete”) Grum	Deborah K. Pawlowski / Karen L. Howard
President and CEO	Kei Advisors LLC
Phone: 716.853.0802	Phone: 716.843.3908 / 716.843.3942
Email: pgrum@randcapital.com	Email: dpawlowski@keiadvisors.com khoward@keiadvisors.com

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